                                                                   EXHIBIT 10.20


                                LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made as of the 19th day of June, 1995, by and between ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation (the "Borrower") and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                R E C I T A L S:

         Borrower has requested that the Lender make a loan to Borrower in the principal sum of $4,300,000. Lender has agreed to make such loan on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE I
                 DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS

         1.1 As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

         "ACCOUNTS" means any rights of Borrower arising from the operation of the Facility to payment for goods sold or leased or for services rendered, not evidenced by an Instrument, including, without limitation, all rights to payment from patients, residents, and others arising from the operation of the Facility. Accounts shall include the proceeds thereof (whether cash or noncash, moveable or immoveable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

         "APPLICABLE ENVIRONMENTAL LAW" means any applicable federal, state or local laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," disposal," "dispose," and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, provided, to the extent that the laws of the State of Florida establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste," "disposal," and "disposed" which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

         "ASSIGNMENT/DEBT RESERVE" means that certain Assignment and Pledge of Deposit Account (Debt Reserve) of even date herewith from Borrower to Lender.

         "ASSIGNMENT/ADDITIONAL COLLATERAL" means that certain Assignment and Pledge of Deposit Account (Additional Collateral) of even date herewith from Borrower to Lender, wherein the Borrower has deposited with the Lender cash collateral in the amount of $1,000,000, to be held by the Lender (subject, however, to the Borrower's right to replace such cash with a letter of credit meeting the conditions specified in Section 4.22 hereof), as additional collateral for the Loan until the Facility has achieved and maintained the Debt Service Coverage requirement specified in Section 4.22 below.

         "ASSUMED MANAGEMENT FEES" means assumed management fees of five percent (5%) of net resident revenues of the Facility.

         "BUSINESS DAY" means a day, other than Saturday or Sunday and legal holidays, when the Lender is open for business.

         "CLOSING DATE" means the date on which all or any part of the Loan is disbursed by the Lender to or for the benefit of Borrower.

         "COLLATERAL" means, collectively, the Property, Improvements, Equipment, Rents, Accounts, General Intangibles, Instruments, Inventory, Money, and Permits and all Proceeds, all whether now owned or hereafter acquired, and including replacements, additions, accessions, substitutions, and products, and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for any of the Loan Obligations.

         "COMMITMENT LETTER" means the commitment letter issued by Lender to Borrower dated June 7, 1995.

         "DEBT SERVICE COVERAGE FOR THE FACILITY" means a ratio in which the first number is the sum of pre-tax income from normal operations of the Facility, as set forth in the quarterly statements provided to Lender, calculated based upon the preceding twelve (12) months, plus interest expense, and non-cash expenses or allowances for depreciation and amortization of the Facility for said period plus, during the time that the cash (or replacement letter of credit) remains on deposit with Lender pursuant to the Assignment/Additional Collateral, the amount of such cash or letter of credit, less Assumed Management Fees and the second number is the sum of the current portion of the Long Term Debt incurred for the benefit of the Facility (including Long Term Debt attributable to the Loan and the Second Mortgage) plus the interest expenses for the Facility (including interest on the Loan and the Second Mortgage) for the applicable period. In calculating "pre-tax income," Extraordinary Income and Extraordinary Expenses shall be excluded.

         "DEFAULT" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.





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

         "DEFAULT RATE" means a per annum rate equal to two percentage points (2%) in excess of the Fixed Rate.

         "EFFECTIVE CAPACITY" means the actual number of beds utilized at the Facility from time to time.

         "EQUIPMENT" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other fixtures and equipment of Borrower located on, attached to or used or useful in connection with any of the Property or the Facility; provided, however, that with respect to any items which are leased and not owned by Borrower, the Equipment shall include the leasehold interest only of Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which Borrower may hereafter acquire.

         "EVENT OF DEFAULT" means any "Event of Default" as defined in Article VI hereof.

         "EXTRAORDINARY INCOME AND EXTRAORDINARY EXPENSES" means material items of a character significantly different from the typical or customary business activities of Borrower which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of Borrower's business, and which would be treated as extraordinary income or extraordinary expenses under GAAP.

         "EXHIBIT" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

         "FACILITY" means the adult congregate living facility, together with any other general or specialized care facility, if any (including any assisted care living facility) now or hereafter located at the Property.

         "FIXED RATE" means a per annum rate of interest equal to 9.21%.

         "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

         "GENERAL INTANGIBLES" means all intangible personal property of Borrower arising out of or connected with the Property or the Facility (other than Accounts, Rents, Instruments, Inventory, Money, and Permits).

         "IMPROVEMENTS" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Property, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters,





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

awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Property or said buildings, structures or improvements.

         "INDEBTEDNESS" means any (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired, and (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

         "INDEMNITY AGREEMENT" means that certain Indemnity Agreement of even date herewith from Borrower to the Lender.

         "INSTRUMENTS" means all instruments, chattel paper, documents or other writings obtained from or in connection with the operation of the Property or the Facility (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files relating thereto).

         "INVENTORY" means all inventories of food, beverages and other comestibles held by Borrower for sale or use at or from the Property or the Facility, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Borrower for sale to or for consumption by guests or patients of the Property or the Facility and all such other goods returned to or repossessed by Borrower.

         "LIEN" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

         "LOAN" means the Loan in the principal sum of $4,300,000 made by Lender to Borrower on or about the date hereof.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Assignment/Debt Reserve, the Assignment/Additional Collateral, the Mortgage, and the Indemnity Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loan.

         "LOAN OBLIGATIONS" means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.





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

         "LOAN TERM" means the period from the date hereof until the Maturity Date.

         "LOAN YEAR" means the twelve (12) month period from the Closing Date until the day before the anniversary of the Closing Date, and each successive twelve (12) month period thereafter until the Maturity Date.

         "LONG TERM DEBT" means all obligations (including capital lease obligations) which are due more than one (1) year from the date as of which the computation thereof is made.

         "MATURITY DATE" means July 10, 2000.

         "MONEY" means all monies, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Facility.

         "MORTGAGE" means that certain Mortgage and Security Agreement of even date herewith from Borrower in favor of Lender and covering the Property.

         "NOTE" means the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

         "PERSON" means any person, firm, corporation, partnership, trust or other entity.

         "PERMITS" means all licenses, permits and certificates used or useful in connection with the ownership, operation, use or occupancy of the Property or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

         "PROCEEDS" means all proceeds (including proceeds of insurance and condemnation) from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

         "PROPERTY" means the real estate in Sarasota County, Florida which is more particularly described in Exhibit A hereto, upon which the Facility is located.

         "RENTS" means all rent and other payments of whatever nature from time to time payable pursuant to leases of the Property or the Facility, or for retail space or other space at the Property (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

         "SECOND MORTGAGE" means that certain subordinate mortgage encumbering the Property and the Facility in favor of DCAmerica, Inc., securing a principal indebtedness of $1,000,00.





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         1.2     Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

         1.3 Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the State of Florida.

         1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

         1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

                                   ARTICLE II

                               TERMS OF THE LOAN

         2.1 THE LOAN. Borrower has agreed to borrow from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

         2.2 SECURITY FOR THE LOAN. The Loan will be evidenced, secured and guaranteed by the Loan Documents.

         2.3 REPAYMENT OF LOAN. Each payment of the Loan Obligations shall be paid directly to the Lender in lawful money of the United States of America. Each such payment shall be paid by 2:00 p.m. Birmingham, Alabama, time on the date such payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m. Birmingham, Alabama, time shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

         2.4     LATE CHARGES ON OVERDUE INSTALLMENTS; DEFAULT RATE; COLLECTION
COSTS.

                 (a) If any scheduled payment of principal or interest, or any other agreed charge, is in Default ten (10) days or more, Borrower agrees to pay to Lender a late charge equal to five percent (5%) of the amount of the payment or charge which is in default.





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                 (b)      Upon the occurrence of any Event of Default, Borrower
agrees to pay interest to Lender at the Default Rate on the aggregate outstanding Loan Obligations (including accrued interest) during the pendency of such Event of Default.

                 (c) Borrower will also pay to Lender, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure the Note, including, without limitation, court costs and reasonable attorneys' fees, including reasonable attorneys' fees in any appellate and bankruptcy proceedings, provided that Lender is the prevailing party in any such action.

                                  ARTICLE III

                   BORROWER'S REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows:

         3.1 EXISTENCE, POWER AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation as set forth in the heading of this Agreement, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

         3.2 POWER AND AUTHORITY. Borrower has full power and authority to borrow hereunder and to incur the obligations provided for herein, all of which have been authorized by all proper and necessary corporate action.

         3.3 DUE EXECUTION AND ENFORCEMENT. Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, Borrower's articles of incorporation or by-laws or any other agreement or instrument binding upon Borrower.

         3.4 PENDING MATTERS. No action or investigation is pending or, to the best of Borrower's knowledge, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrower. The Borrower is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and the Borrower is not in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which it is subject.

         3.5 FINANCIAL STATEMENTS ACCURATE. All financial statements heretofore or hereafter provided by Borrower are and will be true and complete in all material respects as of their





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respective dates and fairly present the respective financial conditions of
Borrower, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of Borrower since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

         3.6 COMPLIANCE WITH ADULT CONGREGATE LIVING FACILITY LAWS. The Facility is duly licensed as an adult congregate living facility ("ACLF") under the applicable laws of the State of Florida. The licensed bed capacity of the Facility as set forth in Exhibit B hereof is true and correct. The Borrower is in compliance with the applicable material provisions of ACLF laws, rules, regulations and published interpretations to which the Facility is subject. Borrower is in good standing with the respective agencies under such applicable ACLF programs. The Facility is currently operated as an ACLF at the bed capacity set forth in Exhibit B.

         3.7 MAINTAIN BED CAPACITY. Borrower has not granted to any third party the right to reduce the number of licensed beds in the Facility or to apply for approval to move any and all of the licensed Facility beds to any other location. To the best of Borrower's knowledge, in the event the Lender acquires the Facility through foreclosure or otherwise, neither Lender, subsequent manager, or any subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need prior to applying for and receiving a license to operate the Facility.

         3.8 PAYMENT OF TAXES. Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes which are shown pursuant to such returns or to assessments received by Borrower, including, without limitation, provider taxes.

         3.9 TITLE TO COLLATERAL. Borrower has good and marketable title to all of the Collateral, subject to no lien, mortgage, pledge, or encumbrance, except those Liens permitted by this Agreement.

         3.10 PRIORITY OF MORTGAGE. The Mortgage constitutes a first lien against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only those Liens permitted by this Agreement or those "Permitted Encumbrances" specifically set forth in the Mortgage.

         3.11 LOCATION OF CHIEF EXECUTIVE OFFICES. The location of Borrower's principal place of business and chief executive office are as set forth on Exhibit C hereto.

         3.12 DISCLOSURE. All information furnished or to be furnished by Borrower to the Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as





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completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter.

         3.13 TRADE NAMES. Borrower has not changed its name or been known by any other name within the last five (5) years.

         3.14 ERISA. Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.15 OWNERSHIP. The stock ownership of the Borrower is completely and accurately set forth on Exhibit D hereto.

         3.16 PROCEEDINGS PENDING. There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire any power of condemnation or eminent domain, with respect to any part of the Property, or to enjoin or similarly prevent or restrict the use of the Property or the operation of the Facility in any manner.

         3.17 COMPLIANCE WITH APPLICABLE LAWS. To the best of Borrower's knowledge, the Facility and the Property comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, (other than as set forth on the survey of the Facility delivered to the Lender in connection with the Loan) and building codes and there are no waivers of any building codes currently in existence for the Facility. Borrower agrees to indemnify and hold Lender harmless from any fines or penalties assessed or any corrective costs incurred by Lender if the Facility or any part of the Property are determined to be in violation of any covenants or restrictions of record or any applicable laws, ordinances, rules or regulations, and such indemnity shall survive any foreclosure or deed in lieu of foreclosure.

         3.18 ENVIRONMENTAL MATTERS. Borrower represents and warrants to Lender that, to the best of Borrower's knowledge and except as otherwise set forth in the Phase I and Phase II Environmental Site Assessment for the Property and the Facility prepared by Terra Environmental Services, Inc. dated February 28, 1995, as amended (the "Report"), neither the Facility, the Property, nor Borrower is in violation of, or subject to, any existing, pending, or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law, and that this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all known relevant facts, conditions and circumstances, if any, pertaining to the Facility, the Property, or Borrower. Borrower has not obtained and is not required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, or equipment forming a part of the Facility or the Property by reason of any Applicable Environmental Law (except such permits, licenses and authorizations which have been obtained or for which applications have currently been submitted). Borrower further represents and warrants that, to the best of Borrower's knowledge,





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and except as otherwise disclosed in the Report, no petroleum products, oil or hazardous substances or solid wastes have been disposed of or otherwise released on or are otherwise located on the Property, other than hazardous substances in nonreportable quantities which are used in the day to day operation of the Facility. The use of the Property as previously operated and hereafter intended to be operated by Borrower will not result in the location on or disposal or other release of any petroleum products, oil or hazardous substances or solid wastes on or to the Property. Borrower hereby agrees to remedy promptly any violation of Applicable Environmental Laws with respect to the Property, to pay any fines, charges, fees, expenses, damages, losses, liabilities, and response costs arising from or pertaining to the application of any such Applicable Environmental Law to Borrower or the Property. Borrower has executed and delivered to Lender a separate environmental Indemnity Agreement, the terms and conditions of which are incorporated herein by this reference. Borrower agrees to permit Lender to have access to the Facility and Property at all reasonable times in order to conduct, at Borrower's expense, any tests which Lender deems reasonably necessary to ensure that Borrower, the Facility, and the Property are in compliance with all Applicable Environmental Laws; provided, however, that Lender agrees that it will require such tests only in the event Lender reasonably believes that an environmental concern exists at the Facility or the Property, and which condition has not been corrected by the Borrower to the reasonable satisfaction of the Lender.

         3.19 SOLVENCY. Borrower represents and warrants that it is solvent for purposes of 11 U.S.C. Section 548, and the borrowing of the Loan will not render Borrower insolvent for purposes of 11 U.S.C. Section 548.

                                   ARTICLE IV

                       AFFIRMATIVE COVENANTS OF BORROWER

         Borrower agrees with and covenants unto the Lender that until the Loan Obligations have been paid in full, Borrower shall:

         4.1 PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         4.2 MAINTENANCE OF EXISTENCE. Maintain its corporate existence, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing.

         4.3 ACCRUAL AND PAYMENT OF TAXES. During each fiscal year, accrue all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, and provider taxes, all required withholding of income taxes of employees,





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all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

         4.4     INSURANCE.   At all times while Borrower is indebted to
Lender, to maintain the following insurance:

                 (a) Professional liability insurance in at least the amount of One Million Dollars ($1,000,000) per year, which shall include "tail" coverage insuring Borrower for acts occurring prior to the date hereof, with a $5,000,000 umbrella policy which includes coverage for professional liability;

                 (b) General liability insurance in an amount equal to at least $1,000,000 per occurrence, $3,000,000 aggregate, with a $5,000,000 umbrella policy. All such liability insurance shall name the Lender as an additional insured;

                 (c) "All-risk" coverage on the Improvements, Equipment and Inventory in an amount not less than the replacement cost thereof, insuring against such potential causes of loss as shall be required by Lender, including but not limited to loss or damage from wind, fire and ice, and, if customary for the geographic area and if requested by Lender, subsidence and earthquake;

                 (d) Business income insurance (including rental value if the Property or Facility is leased in whole or part) equal to not less than twelve (12) months estimated gross revenues less expenses not ordinarily incurred during the period of business interruption; and

                 (e) Workers' compensation insurance as required by the laws of the State of Florida.

         Each of the policies described in 4.4 (a) and (b) shall name the Lender as an additional insured. Each of the policies described in 4.4(c) and 4.4(d) shall name Lender as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause, and shall provide that Lender shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of either of the policies described in 4.4(c) and 4.4(d) shall be payable by check payable to Lender or jointly payable to Borrower and to Lender, delivered to Lender, and such proceeds shall be applied by Lender, at its sole option, either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium) applicable only to the Loan, or (ii) to the repair and/or restoration of the Improvements, Equipment and Inventory damaged or taken.

         Notwithstanding the foregoing, Lender agrees that Lender shall make the net proceeds of insurance (after payment of Lender's reasonable costs and expenses) available to Borrower for Borrower's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged or taken on the following terms and subject to Borrower's satisfaction of the following conditions:





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         (a)     At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Event of Default or Default which is not otherwise being cured by the Borrower pursuant to Section 6.1(c) hereof;

         (b) The Improvements, Equipment, and Inventory for which loss or damage has resulted shall be capable of being restored to its pre-existing condition and utility in all material respects with a value equal to or greater than prior to such loss or damage and shall be capable of being completed prior to the Maturity Date;

         (c) Within sixty (60) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

         (d) Within ninety (90) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                 (i) complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by (b) above,

                 (ii) if loss or damage exceeds five percent (5%) of the appraised value of the Facility (based on the appraisal delivered to the Lender in connection with the Loan), fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                 (iii) builder's risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

                 (iv) such additional funds as in Lender's reasonable opinion are necessary to complete the repair, restoration and replacement, and

                 (v) copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

         (e) Lender may, at Borrower's expense, retain an independent inspector acceptable to Borrower to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

         (f) No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory for which a loss or damage has occurred unless the same are covered by such insurance;

         (g) Borrower shall diligently pursue such work and shall complete such work prior to the earlier of the expiration of business interruption insurance or the maturity of the Loan;

         (h) Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrower and, if reasonably required by the Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender;

         (i) Lender shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; and

         (j) In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements, Equipment and Inventory for which a loss or damage has occurred, any such surplus proceeds will be paid to the Borrower provided that there is no outstanding Default or Event of Default hereunder. In the event Borrower fails to timely make the election to have insurance proceeds applied to the restoration of the Improvements, Equipment, or Inventory, or, having made such election, fails to timely comply with the terms and conditions set forth herein, Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium) applicable only to the Loan in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory for which a loss or damage has occurred.

         Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

         4.5 FINANCIAL AND OTHER INFORMATION. Provide Lender the following financial statements and information on a continuing basis:

         (a) Within ninety (90) days of the end of the fiscal year of the Borrower, audited financial statements of the Borrower, prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to the Lender.

         (b) Within forty-five (45) days of the end of each fiscal quarter, unaudited interim financial statements of the Borrower for the quarter then ended, prepared in accordance with GAAP, which such statements shall include a balance sheet, statement of income and expenses for the quarter then ended, and shall be certified as by the chief financial officer of the Borrower to be true and correct in all material respects;

         (c) Within forty-five (45) days of the end of each fiscal quarter, a statement of the number of bed days available and the actual patient days incurred for the quarter, together with quarterly census information of the Facility as of the end of such quarter, certified by a financial officer of the Borrower to be true and correct in all material respects, which such statements of the Facility shall be accompanied by the Summary of Financial Statements and Census Data attached hereto as Exhibit E.

         (d) Within twenty (20) days of receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

         (e) Within twenty (20) days of receipt, follow up certifications of completion of the surveys described in (d) above from the applicable licensure and/or certification agencies.

         (f) Within three (3) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the Facility's ACLF license or other license for the Facility is being revoked or suspended, or that action is pending or being considered to revoke or suspend the Facility's ACLF license or any other license.

         (g) If requested by Lender, within forty-five (45) days of the end of each fiscal quarter, an aged accounts receivable report from the Facility in sufficient detail to show amounts due by the account age classifications of thirty (30) days, sixty (60) days, ninety (90) days, one hundred twenty (120) days, and over one hundred twenty (120) days, certified by a financial officer of the Borrower to be true and correct in all material respects.

         Lender reserves the right to require such other financial information of Borrower and the Facility at such other times as Lender shall reasonably deem necessary, and Borrower agrees promptly to provide such information to Lender. All financial statements must be in the form and detail as Lender may from time to time reasonably request.

         4.6     COMPLIANCE CERTIFICATE.           At the time of furnishing
the quarterly operating statements required under the foregoing Section, furnish to Lender a compliance certificate in the form attached hereto as Exhibit E.

         4.7 BOOKS AND RECORDS. Permit persons designated by Lender to inspect any and all of the Property and books and records relating to the Facility of Borrower and to discuss the affairs of Borrower and the Facility with members or officers of Borrower as designated by Lender, all at such times as Lender shall reasonably request, provided, however, that such inspections may not unreasonably interfere with the operation of the Facility.

         4.8 PAYMENT OF INDEBTEDNESS. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves adequate for payment have been established.

         4.9 RECORDS OF ACCOUNTS. Maintain all records, including records pertaining to the Accounts of Borrower, at the chief executive office of the Borrower as set forth in Exhibit C to this Agreement.

         4.10 NOTICE OF LOSS. Immediately notify the Lender of any event causing a loss or depreciation in value of Borrower's assets in excess of $100,000 and the amount of such loss or depreciation, except Borrower shall not be required to notify Lender of depreciation in Equipment resulting from ordinary use thereof.

         4.11 CONDUCT OF BUSINESS. Cause the operation of the Facility to be conducted at all times in a manner consistent with the level of operation of the Facility as of the date hereof, including without limitation, the following:

                 (i) to maintain the standard of care for the residents of the Facility at all times at a level necessary to insure quality care for the residents of the Facility;

                 (ii) to operate the Facility in a prudent manner and in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, and any other agreements necessary for the use and operation of the Facility to remain in effect without reduction in the number of licensed beds (unless Borrower first obtains the prior consent of Lender to such reduction, such consent not to be unreasonably withheld);

                 (iii) to maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Borrower adequately to perform operations of the Facility;

                 (iv) to keep all Improvements and Equipment located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition.

                 (v) to maintain sufficient cash in the operating accounts of the Facility in order to satisfy the working capital needs of the Facility.

         4.12 PERIODIC SURVEYS. Furnish to Lender within twenty (20) days of receipt a copy of any ACLF or other licensing agency survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure by the date required for cure by such agency (plus extensions granted by such agency).

         4.13    DEBT SERVICE COVERAGE REQUIREMENTS.

                 (a) Achieve and within forty-five (45) days of the end of each calendar quarter, provide evidence to Lender of the achievement of a Debt Service Coverage for the Facility, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0 for each calendar quarter during the term of the Loan.

                 (b) If Borrower fails to achieve or provide evidence of achievement of the above Debt Service Coverage requirement, upon thirty (30) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral in an amount which, when added to the first number of the debt service coverage calculation, would have resulted in the noncomplying debt service requirement having been met. If such failure continues for two (2) consecutive quarters, on the third consecutive quarter, if Borrower again fails to achieve or provide evidence of the achievement of the Debt Service Coverage requirement specified above, upon thirty (30) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the first sentence of this subsection (b), in an amount which, if the same had been applied on the first (1st) day of such twelve (12) month period to reduce the outstanding principal indebtedness of the Loan Obligations, would have resulted in the noncomplying debt service coverage requirement having been satisfied, and Borrower agrees promptly to provide such additional cash or other liquid collateral. Such additional Collateral shall constitute and will be held by the Lender as Collateral for the Loan Obligations and, upon the occurrence of an Event of Default, may be applied by the Lender, in such order and manner as the Lender may elect, to the reduction of the Loan Obligations. Provided that there is no outstanding Default or Event of Default, such additional Collateral which has not been applied to the Loan Obligations will be released by the Lender at such time as Borrower provides the Lender with evidence that the required debt service coverage requirement outlined above has been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.13) as of the end of each of four
(4) consecutive quarters. Upon release of such deposits, the Default under this Section 4.13 shall be deemed cured.

         4.14 OCCUPANCY. Maintain a daily average occupancy for the Facility of seventy-five percent (75%) or higher (based upon the Effective Capacity of the Facility) for each fiscal quarter.

         4.15 CAPITAL EXPENDITURES. Make minimum capital expenditures for the Facility (which such capital expenditures may include ordinary repairs needed to maintain or improve the condition of the Facility) in each fiscal year, beginning with fiscal year 1995, in the amount of $250 per bed, and within forty-five (45) days of the end of such fiscal year, to provide evidence thereof satisfactory to Lender. In the event that Borrower shall fail to do so, Borrower shall, upon Lender's written request, immediately establish and maintain a capital expenditures and non-routine maintenance reserve fund with Lender equal to the difference between the required amount per bed and the amount per bed actually spent by the Borrower. Borrower grants to Lender a right of setoff against all moneys in the capital expenditures and non-routine maintenance reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. The proceeds of such capital expenditures and non-routine maintenance reserve fund will be disbursed upon Lender's receipt of request for such funds from the Borrower for capital expenditures and non-routine and maintenance repairs, provided that Borrower provides a detailed statement of such items and Lender, in its reasonable judgment, has approved the same. Upon Borrower's failure to adequately maintain the Facility in good condition, Lender may, but shall not be obligated to, make such capital expenditures and expenditures for non-routine maintenance and repair and may apply the moneys in the capital expenditures and non-routine maintenance reserve fund for such purpose. Upon an Event of Default, Lender may apply any moneys in the capital expenditures and non-routine maintenance reserve fund to the Loan Obligations, in such order and manner as Lender may elect. Lender shall have the right to approve the qualification of any non-routine maintenance and repair expenditures (but which under accounting rules do not qualify as capital expenditures) which Borrower seeks to qualify for credit against the required per bed amounts under this Section, provided such approval will not be unreasonably withheld. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the required amount per bed amount by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year.

         4.16 UPDATED APPRAISALS. Upon the occurrence of an Event of Default hereunder, or in the event a material depreciation in the value of the Facility has, in Lender's judgment, occurred, or in the event of any external bank regulatory authority requiring the same, Lender may cause the Property to be appraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Property and Facility. Borrower agrees to pay all reasonable costs incurred by Lender in connection with such appraisals.

         4.17 COMPLY WITH COVENANTS AND LAWS. Use its best efforts to comply with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facility and the Property in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, ACLF, and Applicable Environmental Laws.

         4.18 TAXES AND OTHER CHARGES. Pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower, except Liens to the extent permitted by this Agreement.

         4.19 COMMITMENT LETTER. Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall control. As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

         4.20 CERTIFICATE. Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true with the same effect as though made on the date of such certificate.

         4.21 DEBT SERVICE RESERVE FUND. Pursuant to the Assignment/Debt Reserve, establish and maintain a debt service reserve fund with Lender equal to approximately three (3) months debt service payments with respect to the Note as reasonably estimated by Lender, rounded upward to the nearest $1,000. Borrower has, pursuant to the Assignment/Debt Reserve, granted to Lender a right of setoff against all moneys from time to time held in such debt service reserve fund, and Borrower shall not permit any other Lien to exist upon such debt service reserve fund. If Lender at any time applies any moneys in such fund to payments due pursuant to the Note, which Lender may do but which Lender shall not be obligated to do, then Borrower shall promptly replenish the fund to its required amount as calculated above within ten (10) days of Lender's written request therefor.

         4.22 ASSIGNMENT/ADDITIONAL COLLATERAL. Pursuant to the Assignment/Additional Collateral, establish and maintain a deposit account with the Lender in the principal amount of $1,000,000, which deposit account will be held by the Lender as additional Collateral for the Loan until such time as the Facility has achieved and maintained the required Debt Service Coverage for the Facility for two (2) consecutive quarters. Notwithstanding the foregoing, Borrower may substitute the cash on deposit with Lender pursuant to the Assignment/Additional Collateral with an unconditional, irrevocable, standby letter of credit, provided (a) the issuer and form of the letter of credit are acceptable to Lender in Lender's discretion, (b) the letter of credit has an initial term of one (1) year or more and automatically renews year to year unless written notice from the issuer is received by Lender at least thirty
(30) days prior to the otherwise applicable expiration date, and (c) in the event of a material adverse change in the financial condition of the issuer, a replacement letter of credit satisfactory to Lender (or a cash debt service reserve fund) must be substituted. Borrower has, pursuant to the Assignment/Additional Collateral, granted to Lender a right of setoff against all moneys from time to time held in such deposit account, and Borrower shall not permit any other Lien to exist upon such deposit account. At the time such required Debt Service Coverage for the Facility ratio has been achieved and maintained for two (2) consecutive quarters, upon Borrower's written request, provided that there is no outstanding Default or Event of Default under the Loan, Lender will release to the Borrower all funds on deposit pursuant to the Assignment/Additional Collateral and the Lender's security interest in such funds will be terminated.


                                   ARTICLE V

                        NEGATIVE COVENANTS OF BORROWER.

         Until the Loan Obligations have been paid in full, Borrower shall not:

         5.1 ASSIGNMENT OF LICENSES AND PERMITS. Assign or transfer any of its interest in any licenses or permits pertaining to the Facility, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Facility including, without limitation, resident records, medical and clinical records (except for removal of such resident records as directed by the residents owning such records), without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

         5.2 NO LIENS; EXCEPTIONS. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, rights, income or other assets, whether now owned or hereafter acquired, other than the following Permitted Liens:

         (a)     Liens at any time existing in favor of the Lender;

         (b) Liens for purchase money security interests or financing leases for equipment purchases which do not, in the aggregate, exceed the sum of $300,000 per Loan Year.

         (c)     Liens which are listed in Exhibit G attached hereto;

         (d) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Property or Improvements, which Lien is fully subordinate to the Mortgage, and is disclosed to Lender and bonded off and removed from the Property and Improvements in a manner satisfactory to Lender;

         (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received in respect of property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds;

         (f) Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent; and

         (g) "Permitted Encumbrances" upon the Property, as defined in the Mortgage.

         5.3 MERGER, CONSOLIDATION, ETC. Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of the assets of the Facility (whether now or hereafter acquired), without the prior written consent of the Lender.

         5.4 DISPOSITION OF ASSETS. Without the prior written consent of the Lender, sell, lease, transfer or otherwise dispose of any material portion of its assets, unless any such disposition shall be in the ordinary course of business for a full and fair consideration, which in no event shall include either (i) a transfer for full or partial satisfaction of a preexisting debt or
(ii) a transfer of any portion of the Property encumbered by the Mortgage.

         5.5 CHANGES IN ACCOUNTING. Change its methods of accounting, unless such change is permitted by GAAP.

         5.6 ERISA FUNDING AND TERMINATION. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

         5.7 TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any Person affiliated with Borrower with respect to the Facility other than in the ordinary course of its business and on fair and reasonable terms no less favorable to Borrower than those they would obtain in a comparable arms-length transaction with a Person not an affiliate.

         5.8 TRANSFER OF STOCK INTERESTS. Permit the transfer of a majority of the stock ownership interests of Borrower to any person or entity who is not a shareholder of the Borrower as of the date hereof, unless the written consent of the Lender is first obtained, which consent will not be unreasonably withheld; notwithstanding the foregoing, Lender agrees that the foregoing restriction shall become null and void if the Borrower completes a public offering of its stock pursuant to applicable securities laws.

         5.9 CHANGE OF USE. Alter or change the use of the Facility or enter into any management agreement or lease for the Facility unless Borrower first notifies Lender and provides Lender a copy of the proposed lease or management agreement or lease, obtains Lender's written consent thereto and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such manager or lessee subordinating to all rights of Lender.

         5.10 PLACE OF BUSINESS. Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

         (a) The failure by Borrower to pay any installment of principal, interest, or other charges required under the Note, within five (5) days of the date the same comes due; provided, however, that Lender agrees to provide written notice to Borrower (via overnight courier), but not more than one (1) time during each Loan Year, of Borrower's Default under this subsection (a) and Borrower shall have five (5) Business Days following such notice to cure such Default before the same constitutes an Event of Default hereunder; or

         (b) Borrower's violation of any covenant set forth in Section 5.1, 5.3, 5.4, 5.6, 5.8, and 5.9 of Article V; or

         (c) The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in (a), (b), (d), (e), (f), (g), (h), (j) or (k) of this Section) or any other Loan Documents which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Borrower of such Default of, if the Default cannot be fully remedied within said thirty (30) days, such additional time as may be reasonably necessary provided that the Borrower is diligently and in good faith prosecuting such cure to completion.

         (d) The filing by Borrower of a voluntary petition in bankruptcy or the adjudication of the Borrower as a bankrupt or insolvent, or the filing by the Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if the Borrower should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by the Borrower of its inability to pay its debts generally as they become due; or

         (e) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower, which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of their respective properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

         (f) The failure of Borrower to take the corrective measures required in this Agreement within the time periods specified following Lender's demand because the Debt Service Coverages for the Facility have not been met; or

         (g) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to make the Loan to Borrower, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, or on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

         (h) The failure of Borrower to correct, within the time deadlines set by any applicable licensing agency, any deficiency which results a termination of the Facility's license, irrespective of whether or not Borrower has appealed from any such action, or a ban on new admissions generally, irrespective of whether or not Borrower has appealed from any such action; provided, however, that Lender agrees that such ban shall not constitute an Event of Default as long as (i) within ten (10) days of the date the ban is declared, Borrower has supplied to Lender a written action plan for correction of the deficiency which gave rise to the ban, and (ii) the Borrower causes such ban to be lifted within forty-five (45) days from the date the ban is declared; or

         (i) A final judgment in excess of $500,000 shall be rendered by a court of law or equity against Borrower and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower (as applicable) has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

         (j) The occurrence of any materially adverse change in the financial condition or prospects of Borrower, or the existence of any other condition which, in Lender's reasonable determination, constitutes a material impairment of Borrower's ability to operate the Facility or of Borrower's ability to perform its obligations under the Loan Documents.

         Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

         6.2 REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, the Lender may, at its option:

         (a) Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

         (b) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

         (c) Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

         (d) Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of the Lender or any person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

         (e) Exercise its rights and remedies pursuant to any other Loan Documents.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 WAIVER. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender.

         7.2 COSTS AND EXPENSES. Borrower will bear all taxes, fees and expenses (including reasonable fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any collateral for any Loan Obligations and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any collateral for any of the Loan Obligations, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney's fees arising from such services, including reasonable fees on appeal and in any bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender; provided, however, that if there is a final determination in the Borrower's favor, Borrower will not be liable for the Lender's attorneys fees and related expenses. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive repayment of the remaining Loan Obligations.

         7.3 PERFORMANCE OF LENDER. At its option, upon the occurrence of an Event of Default hereunder or upon the occurrence of any event which, in Lender's reasonable discretion, requires immediate action in order to preserve or protect the Collateral, the Lender may make any payment or do any act on Borrower's behalf that Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Lender shall bear interest at the Default Rate from the date advanced until repaid.

         7.4 HEADINGS. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         7.5 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

         7.6 NOTICES, ETC. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), or (b) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier for next business day delivery, and in each case addressed as follows:

         If to Borrower:

         Alternative Living Services, Inc.
         450 N. Sunnyslope Road, Suite 306
         Brookfield, Wisconsin 53005
         Attn: Mr. John W. Kneen

         If to Lender:

         SouthTrust Bank of Alabama,
         National Association
         420 North 20th Street (35203)
         P.O. Box 2554
         Birmingham, Alabama 35290
         Attn:  Specialized Health Care
                9th Floor

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         7.7 BENEFITS. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

         7.8 PARTICIPATION OR ASSIGNMENT. Borrower acknowledges that Lender may, at its option, sell participation interests in the Loan to other participating banks. Borrower agrees with each present and future participant in the Loan that if an Event of Default should occur, each present and future participant shall have all of the rights and remedies of Lender with respect to any deposit due from Borrower. The execution by a participant of a participation agreement with Lender, and the execution by Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section.

         7.9 SUPERSEDES PRIOR AGREEMENTS; COUNTERPARTS. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         7.10    CONTROLLING LAW.  THE VALIDITY, INTERPRETATION, ENFORCEMENT
AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. THE BORROWER AGREES THAT THIS AGREEMENT SHALL BE DELIVERED TO AND HELD BY LENDER AT LENDER'S PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS AGREEMENT BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, JEFFERSON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

         7.11 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING

IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, all as of the date first above written.

                                  BORROWER:

                                  ALTERNATIVE LIVING SERVICES, INC.,
                                  a Delaware corporation

                                  By: /s/ John W. Kneen
                                     -------------------------------------------
                                       John W. Kneen
                                       Its:  Vice President
                                           -------------------------------------

                                  LENDER:

                                  SOUTHTRUST BANK OF ALABAMA,
                                  NATIONAL ASSOCIATION, a
                                  national banking association


                                  By: /s/ Sarah J. Sumner
                                     -------------------------------------------
                                       Sarah J. Sumner
                                       Its Group Vice President


STATE OF ILLINOIS       )
                        :
COUNTY OF COOK          )

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John W. Kneen, whose name as Vice President of Alternative Living Services, Inc., a Delaware corporation, is signed to the foregoing Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Agreement, he as such officer, executed the same voluntarily and with full authority, for and as the act of said corporation.

         Given under my hand and seal of office this 19th day of June, 1995.


     [NOTORIAL SEAL]                /s/ Lisa C. Skripek
                                  ----------------------------------------------
                                  Notary Public
                                  My commission expires:   7-12-97
                                                         -----------------------

STATE OF ALABAMA        )
                        :
COUNTY OF JEFFERSON     )

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Sarah J. Sumner, whose name as Group Vice President of SouthTrust Bank of Alabama, National Association, a national banking association, is signed to the foregoing Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, she executed the same voluntarily and with full authority, for and as the act of said association.

         Given under my hand and seal of office this 13th day of July, 1995.


                                         /s/ Frances L. Chaney
                                        ----------------------------------------
                                        Notary Public
                                        My commission expires:  2-2-97
                                                               -----------------

                                   EXHIBIT A

                 LEGAL DESCRIPTION OF THE PROPERTY TO BE ADDED

PARCEL A

A tract of land located in Parcel N of the recorded plat of PRESTANCIA M, N & O, Amended, recorded in Plat Book 32, Pages 11 through 11F, of the Public Records of Sarasota County, Florida, described as follows:

Commence at the Southwest corner of said Parcel N; thence N 89(degrees)40'21" E along the Southerly line of said Parcel N a distance of 917.63 feet; thence N 00(degrees)19'39" W a distance of 72.00 feet to the POINT OF BEGINNING: thence continue N 00(degrees)19'39" W a distance of 145.28 feet; thence S 89(degrees)40'21" W a distance of 135.00 feet; thence N 00(degrees)19'39" W a distance of 88.57 feet to a point on a curve to the left of which the radius point lies N 04(degrees)17'46" W a radial distance of 285.00 feet; thence along the arc in a Northeasterly direction passing through a central angle of 14(degrees)52'54" a distance of 74.02 feet to the PRC of a curve to the right having a central angle of 25(degrees)29'44" and a radius of 360.00 feet; thence along the arc in an Easterly direction a distance of 160.19 feet; thence S 00(degrees)19'39" E a distance of 265.34 feet; thence S 89(degrees)40'21" W a distance of 95.33 feet to the POINT OF BEGINNING.

Together with easement rights granted in that certain Ingress and Egress Easement recorded in Official Records Book 2146, Page 2271, Amended and Restated in Official Records Book 2152, Page 2839 and in Official Records Book 2180, Page 1729, all in the Public Records of Sarasota County; and the easement rights granted in that certain Parking Easement recorded in Official Records Book 2146, Page 2274, Amended and Restated in Official Records Book 2180, Page 1733, of the Public Records of Sarasota County, Florida.

AND

PARCEL B

A Tract of Land located in Parcel N of the Plat of Prestancia M, N, & O, Amended, recorded in Plat Book 32, Pages 11 through 11F of the Public Records of Sarasota County, Florida described as follows:

Commence at the Southwest corner of said Parcel N; thence N 89(degrees)40'21" E, along the Southerly line of said Parcel N a distance of 548.93 feet to the Point of Beginning; thence continue N 89(degrees)40'21" E a distance of 512.17 feet; thence N 00(degrees)19'39" W a distance of 328.12 feet to a point on a curve to the left of which the radius point lies S 14(degrees)16'51" W a radial distance of 360.00 feet; thence along the arc in a Northwesterly direction passing through a central angle of 07(degrees)57'47" a distance of 50.03 feet; thence S 00(degrees)19'39" E a distance of 265.34 feet; thence S 89(degrees)40'21" W a distance of 95.33 feet; thence N 00(degrees)19'39" W a distance of 145.28 feet; thence S 89(degrees)40'21" W a distance of 135.00 feet; thence N 00(degrees)19'39" W a distance of 88.57 feet to a point on a curve to the right of which the radius point lies N 04(degrees)17'46" W a radial distance of 285.00 feet; thence along the arc in a Northwesterly direction passing through a central angle of 28(degrees)49'34" a distance of 143.39 feet to the PRC of a curve to the left having a central angle of 32(degrees)11'45" and a radius of 170.00 feet; thence along the arc in a Westerly direction a distance of 95.53 feet; thence S 00(degrees)19'39" E a distance of 345.93 feet to the Point of Beginning.

LESS the following described parcel of land;

Commence at the Southwest corner of said Parcel N; thence N 89(degrees)40'21" E along the Southerly line of said Parcel N a distance of 548.93 feet; thence N 00(degrees)19'39" W a distance of 72.00 feet to the Point of Beginning; thence N 89(degrees)40'21" E a distance of 77.04 feet to the PC of a curve to the left having a central angle of 17(degrees)23'44" and a radius of 126.00 feet; thence along the arc in an Easterly direction a distance of 38.25 feet; thence N 00(degrees)19'39" W a distance of 244.88 feet to a point on a curve to the right of which the radius point lies N 19(degrees)50'33" E a radial distance of 285.00 feet; thence along the arc in the Northwesterly direction through a central angle of 04(degrees)41'16" a distance of 23.32 feet to the PRC of a curve to the left having central angle of 32(degrees)11'45" and a radius of 170.00 feet; thence along the arc in a Westerly direction a distance of 95.53 feet; thence S 00(degrees)19'39" E a distance of 273.93 feet to the Point of Beginning.

                                   EXHIBIT B

                      LICENSED BED CAPACITY FOR FACILITY:


The Facility is licensed for 86 units/172 ACLF beds.

                                   EXHIBIT C

       BORROWER'S PRINCIPAL PLACES OF BUSINESS AND CHIEF EXECUTIVE OFFICE




         Principal Place of Business and Chief Executive Office:

         450 N. Sunnyslope Road, Suite 306
         Brookfield, Wisconsin 53005

                                   EXHIBIT D

                          STOCK OWNERSHIP OF BORROWER:

ALS Common Stock

                                                                         SHARES

                                                            PRIMARY*                   FULLY DILUTED**
 Alternative Living Investors, L.L.C.                        2,374                          2,374

 Evergreen Healthcare, Inc.                                  1,044                          1,044

 Care Living Centers, Inc. ***                                 252                            252

 William F. Lasky****                                           30                             30

 J. David Lutich                                                10                             10

 Reserved for Option Grants                                                                   195
                                                             -----
                                                             3,710                          3,905

* Includes 40 shares issuable upon the exercise of presently outstanding options, including an option for 30 shares held by Lasky and an option for 10 shares held by J. David Lutich

** To give effect to shares to be issuable pursuant to employee stock options not yet granted but reserved for future grants.

*** Care Living Centers ("CLC") is wholly-owned by William F. Lasky ("Lasky") and David Burr ("Burr"), with Lasky owning 2,905.06 shares of CLC common stock or 78% of the outstanding CLC shares and Burr owning 824.60 shares of CLC common stock or 22% of the outstanding CLC shares.

****     Excludes shares held indirectly through CLC.

                                   EXHIBIT E

                         QUARTERLY FINANCIAL STATEMENT
                                AND CENSUS DATA

Facility Name:
                          -----------------------------------
Management Company:
                          -----------------------------------
Report Date:
                          -----------------------------------

                                                QUARTER       QUARTER        QUARTER       QUARTER        12 MONTH
                                                ENDING        ENDING         ENDING        ENDING         ENDING
CENSUS DATA                                     (DATE)        (DATE)         (DATE)        (DATE)         (DATE)
- -----------
Total Number of Beds:
                                                -------       -------        -------       -------        --------
Number of Days in Period:
                                                -------       -------        -------       -------        --------
Total Resident Days Available:
                                                -------       -------        -------       -------        --------

Resident Utilization Days (if applicable):
         Medicaid
                                                -------       -------        -------       -------        --------
         Private
                                                -------       -------        -------       -------        --------
         Medicare
                                                -------       -------        -------       -------        --------
         Other
                                                -------       -------        -------       -------        --------
Total Utilization Days:
                                                -------       -------        -------       -------        --------

CASH FLOW ANALYSIS
- ------------------

Total Routine Resident Revenue:
                                                -------       -------        -------       -------        --------

Total Net Revenues:
                                                -------       -------        -------       -------        --------
Total Expenses:
                                                -------       -------        -------       -------        --------

Net Income:
                                                -------       -------        -------       -------        --------

ADD BACK:
- ---------

Depreciation and Amortization:
                                                -------       -------        -------       -------        --------
Interest on Mortgage:
                                                -------       -------        -------       -------        --------
Facility Lease Expense (if applicable):
                                                -------       -------        -------       -------        --------
Management Fees:
                                                -------       -------        -------       -------        --------
Extraordinary Items:
                                                -------       -------        -------       -------        --------

Net Operating Income:                           $             $              $             $              $
                                                -------       -------        -------       -------        --------

         I hereby certify the above to be true and correct. Dated this ________ day of _________________, 1995.


                               By:
                                  ----------------------------------------------
                                      Its:
                                          --------------------------------------

                                   EXHIBIT F

                             COMPLIANCE CERTIFICATE


SouthTrust Bank of Alabama,
National Association
P.O. Box 2554
Birmingham, Al 35290
Attn: Specialized Health Care Lending

RE: Loan Agreement dated June ____, 1995 (together with amendments, if any, the "Loan Agreement") between SouthTrust Bank of Alabama, National Association, as Lender, and Alternative Living Services, Inc. as Borrower

The undersigned officer of the above named Borrower does hereby certify that for the quarterly financial period ending ________________________:

 1. To the best of the undersigned's knowledge, no Default or Event of Default has occurred or exists except ________________________________.

 2. The Debt Service Coverage for the Facility, after deduction of Assumed Management Fees, for the preceding twelve (12) months through the end of such period was:

         Required: 1.25 to 1.0
         Actual: ____________ to 1.0

         THE MANNER OF CALCULATION IS ATTACHED.

 3.      The fiscal year to date average daily occupancy for the Facility:

         Required: Not less than 75%
         Actual: __________________________________

 4.      The capital expenditures per bed was: [ANNUAL COMPLIANCE CERTIFICATE
         ONLY]

         Required: $250 per bed.
         Actual:  $_______ per bed.

         EVIDENCE OF SUCH CAPITAL EXPENDITURES IS ATTACHED.

 5. All representations and warranties contained in the Loan Agreement and other Loan Documents are true and correct in all material respects as though given on the date hereof, except _______________________________
         _______________________________________________________________________
         ________________________________.

 6.      All information provided herein is true and correct.

 7. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.


                                            ------------------------------------


Dated this the ______ day of ______________________, 199__.

                                   EXHIBIT G

                                PERMITTED LIENS

1. A second mortgage to DCAmerica, Inc., securing a principal indebtedness of $1,000,000.

2. UCC-1 financing statement in favor of American Industrial Leasing, file #1506487, filed May 5, 1995, with respect to a lease of telephone equipment.